Exhibit 10.12

Letter of Grant
of Options
in

Suspect Detection Systems, Inc.

Date: June___, 2011

To: Isahyau (Sigi) Horowitz

Dear Mr. Horowitz,

It is our pleasure to inform you that the Board of Directors of Suspect Detection Systems, Inc. (the “Company”) has approved the issuance to you of options to purchase shares of Common Stock of the Company, subject to the terms and conditions set forth in the Company’s 2009 Global Stock Incentive Plan  (the “Plan”) adopted by the Board.

Pursuant to the resolution of the Board of Directors, you will be entitled to 700,000 options (the “Options”), each exercisable into one share of Common Stock of the Company, nominal value $ 0.0001 (a “Share”).

The Options shall vest in equal monthly amounts of 29,167 shares during each and every calendar month during the twenty-four (24) month period commencing on June _, 2011, subject to your service as a Board member of SDS LTD. on such dates.

The exercise price of all such Options shall be US$ 0.15 per Share.

All Options are granted under the “capital route”, as determined in the Income Tax Amendment (Amendment No. 132) Law, 2002.

The grant of the Options hereunder is subject to the terms and conditions of the Plan, the terms & conditions of this Letter of Grant, and to the approval of the Israeli Tax authorities.

You further acknowledge, by your signature below, that:

(a)
The Plan is designed to benefit from, and made pursuant to the provisions of Section 102 of the Israeli Income Tax Ordinance [New Version], 1961 (the “Ordinance”), and the rules and regulations promulgated there under.

(b)
You have been provided with a copy of the Plan and of the Procedure Form annexed thereto, have reviewed the Plan, the Procedure Form and this Letter of Grant in their entirety, have had an opportunity to obtain the advice of counsel prior to signing this Letter, and fully understand all provisions of such documents.

(c)
All tax consequences arising from the grant or exercise of the Options, or from the subsequent disposition of Shares covered by the Options or from any other event or act (by you or the Company) under the Plan or hereunder, shall be borne solely by you, and you will indemnify the Company and the trustee under the Plan and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including, without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to me.  You hereby irrevocably authorize the Company to deduct from your salary and any other payment due to you from the Company any amount you owe to the Company hereunder or under the Plan.

(d)
You hereby waive any claim to a tax exemption pursuant to Sections 95 or 97(a) of the Income Tax Ordinance or under Chapter Seven of the Law for the Encouragement of Industry (Taxes), 1969, with respect to the transfer of the shares receivable upon exercise of the Options within the Restricted Period (as defined in the Income Tax Rules (Income Tax Abatement on Allotment of Shares to Employees), 2003, or any other applicable tax.

(e)
Nothing herein shall be construed as creating an employer-employee relationship between you and the Company, nor does is confer upon you the right to continue to be employed or engaged by your current employer, Suspect Detection Systems Ltd.

Sincerely yours,

Suspect Detection Systems, Inc.

I, the undersigned, hereby accept and undertake to observe all terms and conditions set forth above.

_______________________________	Date: June___, 2011
                 Isahyau (Sigi) Horowitz

              ID No.:

POWER OF ATTORNEY

I, the undersigned, __________________, an Board member of Suspect Detection Systems Ltd., hereby irrevocably appoint and empower the Chairman of the Board of Suspect Detection Systems, Inc. (the “Company”) to act in my name and on my behalf (and in the name and on behalf of any of my successors or descendents), with regard to any Shares of the Company owned by me pursuant to the exercise of any Options granted to me under the Company’s 2009 Global Stock Incentive Plan  (the “Plan”), in all that relates to any general meeting (whether ordinary or extra-ordinary) of the Company’s shareholders, including, without limitation, the authority: (i) to receive in my place all notices regarding general meetings; (ii) to attend all general meetings in my place and vote (or abstain from voting) any or all of my shares, and (iii) to execute in my name any written resolution of the shareholders in lieu of a general meeting, all in accordance with the terms of the Plan, which had been brought to my attention and approved by me prior to signing this Power of Attorney.

This Power of Attorney shall remain in full force and effect indefinitely, and shall expire only upon an initial public offering of the Company’s shares.

Isahyau (Sigi) Horowitz